Exhibit 5

March 12, 2007

First Responder Products Inc.

7047 East Greenway Parkway, Suite 250,

Scottsdale, AZ 85254

Re:

First Responder Products Inc.
Registration Statement on Form S-8 2007 Stock Option Plan

Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 10,000,000 shares of common stock to be issued under the First Responder Products, Inc. 2007 Stock Option Plan, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of First Responder Products Inc.'s common stock.

I hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

Very truly yours,

/s/Aaron McGeary, Esq.